UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 4, 2005 (Date of earliest event reported):

VISUAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23699	52-1837515

(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

2092 Gaither Road
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 296-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events.

      On October 4, 2005, Visual Networks Operations, Inc. (“Visual Networks”), the wholly-owned operating subsidiary of Visual Networks, Inc., entered into a Settlement Agreement (the “Agreement”) with Paradyne Corporation and Zhone Technologies, Inc. (together, “Paradyne”) in connection with the pending lawsuit (the “Lawsuit”) between the companies, Civil Action 04-CV-604 (United States District Court for the District of Maryland). Pursuant to the Agreement, Visual Networks and Paradyne have agreed to a complete settlement of the Lawsuit and Visual Networks has agreed to pay to Paradyne a lump sum payment of $725,000. The companies filed a stipulation of dismissal with the court to dismiss the case with prejudice. On October 5, 2005, the court approved the dismissal of the lawsuit with prejudice. The Agreement supersedes and renders null and void the Settlement Agreement between the parties dated as of March 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL NETWORKS, INC.

By:	/s/ Donald E. Clarke

Donald E. Clarke
Executive Vice President and
Chief Financial Officer

Dated:  October 5, 2005